UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee		38119
(Address of Principal Executive Offices)		(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JCAP	New York Stock Exchange

7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share	JCAP PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, the Compensation Committee adopted the Jernigan Capital, Inc. Executive Severance Plan (the “Severance Plan”). Participation in the Severance Plan is limited to employees who are selected for participation by the Compensation Committee. Kelly P. Luttrell is a participant in the Severance Plan.

The Severance Plan provides that, if a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (as those terms are defined in the Severance Plan), subject to the participant executing and not revoking a release of claims, the participant will receive the following severance entitlements: (1) the sum, or in the case of a termination within 12 months following a change of control of the Company, two times the sum of (a) the participant’s base salary and (b) the participant’s average annual bonus earned in the two calendar years preceding the year of termination; (2) a prorated annual bonus for the year of termination; (3) all outstanding time-based equity-based awards vest, and performance-based equity awards will vest if and to the extent the applicable performance-based vesting conditions are satisfied with any such amount pro-rated for the actual number of days in the applicable performance period preceding the effective date of termination; and (4) if the participant elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continuation of subsidized health care coverage for up to 12 months or, if the participant is not eligible to elect COBRA continuation coverage or the Company determines it cannot provide such coverage under its group health plan, monthly payments equal to the Company cost of providing such coverage. The severance described in (1) above is paid in installments over 12 months following the termination date unless the termination occurs within 12 months following a change in control of the Company, in which case the severance is paid in a lump sum within 60 days after the date of termination.

The Severance Plan defines “good reason” as, without the participant’s consent, (i) the assignment of the participant’s duties or responsibilities substantially inconsistent with the participant’s title at the Company or a material diminution in the participant’s title, authority or responsibilities; (ii) a material reduction in the participant’s base salary or the target annual bonus opportunity (each as defined in the Severance Plan) during the term of the participant’s employment; or (iii) the relocation of the participant’s principal place of employment by more than thirty-five (35) miles from the participant’s principal place of employment as of the effective date of the Severance Plan. The Severance Plan defines “cause” to include (i) the participant’s conviction of, or plea of guilty or nolo contendere to, a felony (excluding traffic-related felonies), or any financial crime involving the Company of a subsidiary; (ii) the participant’s willful and gross misconduct in the performance of his or her duties (other than by reason of his or her incapacity of disability), it being expressly understood that the Company’s dissatisfaction with the participant’s performance that is not willful and gross misconduct in the performance of the participant’s duties will not constitute cause under this clause (ii); or (iii) the participant’s continuous, willful and material breach of any agreement with the Company after written notice of such breach has been given.

For purposes of the Severance Plan, “change in control” means, in summary, the occurrence of (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s properties or assets, (ii) a change in the majority of the Board unless approved by incumbent directors, (iii) acquisition of 50% of more of the voting power of the Company’s stock, or (iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar transaction after which the Company’s shareholders do not own, directly or indirectly, more than 50% of the voting power of the surviving entity’s (or a parent entity’s) stock.

The Severance Plan provides that for 12 months following the termination of employment, the participant will not solicit the Company’s employees, exclusive consultants or independent contractors, hire any individual who is (or was, within the six month period immediately preceding such hiring) the Company’s employee, exclusive consultant, or exclusive independent contractor, solicit, entice or induce the Company’s customers for the purpose of providing products or services that are competitive with the products or services the Company provides, or solicit, entice, or induce the Company’s customers to terminate or reduce their business with the Company. The Severance plan also contains a non-competition covenant that for a period of 12 months following termination for any reason prohibits the participants from having any ownership interest in a competitor other than a passive investment of no more than 5%, or engaging in or performing services for a competitor, if such services either are the same as or similar to (individually or in the aggregate) the services participant performed for the Company during the participant’s employment, or are performed with respect to products or services of the competitor that are competitive with the products or services provided by the Company with which the participant was involved during his or her employment or about which he or she received confidential information during his or her employment.

The foregoing description of the Severance Plan is qualified entirely by reference to the Severance Plan, which is attached as Exhibit 10.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Opt Out of Maryland’s Unsolicited Takeover Act

On February 21, 2020, the Board adopted resolutions prohibiting the Company from electing in the future to classify the Board pursuant to Section 3-803 of the Maryland General Corporation Law (the “MGCL”), commonly referred to as the Maryland Unsolicited Takeover Act. Such resolution shall not be repealed unless approved by the stockholders of the Company by the affirmative vote of at least a majority of all the votes cast on the matter by stockholders entitled to vote on the matter.

In accordance with Maryland law, the Company filed Articles Supplementary describing the foregoing prohibition (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland on February 24, 2020. The foregoing summary of the Articles Supplement is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached as Exhibit 3.1 hereto and is incorporated by reference.

Amendment No. 1 to Amended and Restated Bylaws

On February 21, 2020, the Board approved Amendment No. 1 (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”).

The Amendment amends Article II, Section 7 of the Bylaws to change the voting standard for the election of directors from a plurality voting standard to a majority voting standard in uncontested elections. Under the revised voting standard, a director shall be elected to the Board of the Company if the votes cast for such nominee’s election exceeds the votes withheld from such nominee’s election; provided that if the election is contested, directors shall be elected by a plurality of the votes cast. Any director nominee not elected by the foregoing standard and who is an incumbent director shall promptly tender his or her resignation to the Board for consideration. The nominating and corporate governance committee of the Board will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action is recommended. The Board will act on the tendered resignation within 90 days following the certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept or reject the resignation.

The Amendment also amends Article XIV of the Bylaws to give stockholders the right to amend the Bylaws upon the affirmative vote of a majority of votes entitled to be cast on the matter.

The foregoing description of the Amendment is qualified entirely by reference to the Amendment, which is attached as Exhibit 3.2 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Company’s Current Report on Form 8-K filed on December 16, 2019, on December 16, 2019, the Company, Jernigan Capital Operating Company, LLC (the “Operating Company”), JCap Advisors, LLC (the “Manager”), Dean Jernigan, John A. Good and Jonathan L. Perry entered into an asset purchase agreement (the “Purchase Agreement”), pursuant to which, among other things and subject to certain conditions, including the approval of the Company’s common stockholders, the Operating Company will acquire substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager is expected to become an employee of the Company (the “Internalization”).

On February 20, 2020, the Company held a special meeting of its common stockholders (the “Special Meeting”) in order to consider and vote upon a proposal (the “Internalization Proposal”) to approve (1) the acquisition by the Operating Company of substantially all of the operating assets and liabilities of the Manager in exchange for 1,794,872 Class B common units of limited liability company interest (“OC Units”) issuable to the Manager upon the closing of the Internalization and an additional 769,231 OC Units issuable to the Manager if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Company’s board of directors and the common stockholders of the Company, pursuant to the terms of the Purchase Agreement and (2) the issuance of the OC Units in the Internalization.

As of the record date of January 16, 2020, there were 23,233,283 shares of the Company’s common stock issued, outstanding and entitled to vote at the Special Meeting. Holders of 17,618,306 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting, which constituted a quorum to conduct business.

The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on January 17, 2020 (the “Proxy Statement”), are set forth below. There were no broker non-votes with respect to any of the proposals.

The votes regarding the Internalization Proposal were as follows when including votes cast with respect to shares held by John A. Good, Dean Jernigan and their affiliates and when counting abstentions as votes cast in accordance with the rules of the New York Stock Exchange:

Votes For	Votes Against	Abstentions
17,453,097	101,256	63,953

The votes regarding the Internalization Proposal were as follows when, in accordance with the Purchase Agreement, excluding votes cast with respect to shares held by John A. Good, Dean Jernigan and their affiliates and when not counting abstentions as votes cast in accordance with Maryland Law:

Votes For	Votes Against	Abstentions
16,661,189	101,256	63,953

As there were sufficient votes to approve the Internalization Proposal, stockholder action on the proposal to approve any adjournment of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Internalization, as more fully described in the Proxy Statement, was not required, and the Company did not call the vote on that proposal.

Item 8.01	Other Events.

On February 20, 2020, following the Special Meeting, the Company completed the Internalization in accordance with the terms of the Purchase Agreement. As a result of the Internalization, all of the employees of the Manager became employees of the Company. The Company is now internally managed and will no longer pay fees or expense reimbursements to the Manager.

At the time of closing of the Internalization, the Operating Company issued 1,794,872 OC Units to the Manager. Pursuant to the Purchase Agreement, the Operating Company will issue an additional 769,231 OC Units to the Manager if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company prior to December 31, 2024, that is approved by the Board and the common stockholders of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary With Respect to the Opt-Out of Title 3, Subtitle 8 of the MGCL.

3.2	Amendment No. 1 to the Amended and Restated Bylaws of Jernigan Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2020

Jernigan Capital, Inc.

By:	/s/ John A. Good
Name: John A. Good
Title: Chief Executive Officer